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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES
                         THE SABRE GROUP HOLDINGS, INC.


THE SABRE GROUP HOLDINGS, INC. SUBSIDIARIES
 (EACH SUBSIDIARY'S SUBSIDIARIES OUTLINED FURTHER BELOW)*

         The SABRE Group, Inc.  (Delaware)

THE SABRE GROUP, INC. SUBSIDIARIES

         Axess International Network, Inc. (Japan) (25%)
         ENCOMPASS Holding, Inc. (Delaware)
         Prize Ltd. (Latvia) (50%)
         SABRE Decision Technologies International, Inc. (Delaware) SABRE Decision Technologies Licensing, Inc. (Delaware)
         SABRE International Holdings, Inc. (Delaware)
         SABRE International, Inc. (Delaware)
         SST Finance, Inc. (Delaware)
         SST Holding, Inc. (Delaware)
         TSGL, Inc. (Delaware)
         Ticketnet Corporation (Canada)
         SABRE Enterprises, Inc. (Delaware)
         The SABRE Group Sales (Barbados), Ltd.
         SABRE Technology Enterprises, Ltd. (Cayman Islands)
         SABRE Technology Holland B.V. (The Netherlands)
         SABRE Limited (New Zealand)

SABRE DECISION TECHNOLOGIES INTERNATIONAL, INC. SUBSIDIARY*

         SABRE Decision Technologies (Australia) Pty Ltd.

SABRE INTERNATIONAL, INC. SUBSIDIARIES*

         SABRE Belgium (Belgium) (99%)
         SABRE Computer-Reservierungssystem GmbH (Austria)
         SABRE Danmark ApS (Denmark)
         SABRE Deutschland Marketing GmbH (Germany)
         SABRE Deutschland Services GmbH (Germany)
         SABRE Espana Marketing, S.A. (Spain) (99%)
         SABRE Europe Management Services Ltd. (UK) (99%)
         SABRE France Sarl (France)
         SABRE Hellas SA (Greece)
         SABRE Ireland Limited (Ireland)



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SABRE INTERNATIONAL, INC. SUBSIDIARIES* - CONTINUED

         SABRE Italia S.r.l. (Italy) (99%)
         SABRE Marketing Nederland B.V. (The Netherlands)
         SABRE Norge AS (Norway)
         SABRE Portugal Servicos LDA (Portugal) (99%)
         SABRE Servicios Colombia LTDA (Colombia) (99%)
         SABRE Suomi Oy (Finland)
         SABRE Sverige AB (Sweden)
         SABRE UK Marketing Ltd. (UK) (99%)
         STIN Luxembourg S.A. (Luxembourg) (99%)

SABRE INTERNATIONAL HOLDINGS, INC. SUBSIDIARIES*

         SABRE Belgium (Belgium) (1%)
         SABRE Espana Marketing, S.A. (Spain) (1%)
         SABRE Europe Management Services Ltd. (UK) (1%)
         SABRE Italia S.r.l. (Italy) (1%)
         SABRE Portugal Servicos LDA (Portugal) (1%)
         SABRE Servicios Colombia LTDA (Colombia) (1%)
         SABRE UK Marketing Ltd. (UK) (1%)
         STIN Luxembourg SA (Luxembourg) (1%)

SST HOLDING, INC. SUBSIDIARY*

         SABRE Sociedad Tecnologica S.A. (Mexico) (51%)

SABRE SOCIEDAD TECNOLOGICA S.A. SUBSIDIARY*

         SABRE Services Administration (Mexico)

SABRE TECHNOLOGY ENTERPRISES, LTD. SUBSIDIARY*

         SABRE Technology Enterprises II, Ltd. (Cayman Islands)
         The SABRE Group International (BAHRAIN) W.L.L. (Bahrain)

TSGL, INC. SUBSIDIARIES*

         TSGL Holding, Inc. (Delaware)
         TSGL-SCS, Inc. (Delaware)

TICKETNET CORPORATION SUBSIDIARY*

         148548 Canada, Inc. (Canada)


*  All subsidiaries are wholly-owned unless otherwise noted in parenthesis



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